Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
      Michael V. Shustek, as Chief Executive Officer and President of Vestin Group, Inc., (the “Registrant”), and John W. Alderfer, as Chief Financial Officer of Vestin Group, Inc., hereby certify, pursuant to 18 U.S.C. §1350, that

(1) the Registrant’s Report on Form 10-KSB for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the applicable requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Dated: March 24, 2005

/s/ Michael V. Shustek

Michael V. Shustek
Chief Executive Officer and President
Dated: March 24, 2005

/s/ John W. Alderfer

John W. Alderfer
Chief Financial Officer